Exhibit 10.1

SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF LOS ANGELES, CENTRAL DISTRICT

Socius CG II, Ltd., Plaintiff, v. Daystar Technologies, Inc. and Does 1-10 Inclusive,	Case No. BC447497 Assigned For All Purposes To: Hon. Mark Mooney ORDER APPROVING STIPULATION FOR SETTLEMENT OF CLAIMS

Defendants.	Date:	October 20, 2010
	Time:	8:30 am
	Dept.:	68

	Complaint Filed:		October 14, 2010
	Trial Date:		None Set

The Joint Ex Parte Application For Court Order Approving Stipulation for Settlement of Claim (“Application”), jointly filed by Plaintiff Socius CG II, Ltd. (“Socius”) and Defendant DayStar Technologies, Inc. (“DayStar”), came on for hearing on October 20, 2010 at 8:30 am in Department 17 of the above-entitled court, the Honorable Mark Mooney, Judge presiding.

ORDER APPROVING SETTLEMENT OF CLAIM

The Court, having reviewed the Application, having been presented with a Stipulation for Settlement of Claim (the “Stipulation”), a copy of which is attached as Exhibit A to the Application, and after a hearing upon the fairness, adequacy and reasonableness of the terms and conditions of the issuance of shares of the common stock of DayStar (the “Common Stock”) to Socius in exchange for the extinguishment of said claims, IT IS THEREFORE ORDERED AS FOLLOWS:

1. The Stipulation is approved in it entirety;

2. Socius owns claims against DayStar in the total amount of $977,147.59 plus all additional accrued and unpaid interest as set forth in the Stipulation (the “Claims”), which Socius purchased from 14 creditors of DayStar (each, a “Creditor”), as follows (a) the claim of Alimar Consulting, Inc. in the amount of $85,400.00; (b) the claim of Bohn Enterprises in the amount of $43,154.13; (c) the claim of Broadridge Investor Communications Solutions, Inc. in the amount of $54,624.09; (d) the claim of James Drew Byelick in the amount of $33,245.78; (e) the claim of Command Financial Press in the amount of $38,182.05; (f) the claim of CoreSite Real Estate 2901 Coronado, L.L.C., fka CRP Coronado Stender, L.L.C. in the amount of $129,966.68; (g) the claim of 4 Jet Sales + Service GmbH in the amount of €262,675.00 ($357,488) (h) the claim of Heslin Rothenberg Farley & Mesiti P.C. in the amount of $54,151.44; (i) the claim of Hopkins & Carley in the amount of $73,037.42; (j) the claim of Tom Kazakoff in the amount of $6,571.00; (k) the claim of MacKenzie Partners, Inc. in the amount of $23,977.00; (l) the claim of Edward H. Siegler in the amount of $10,350.00; (m) the claim of Walsh Law Firm in the amount of $25,000.00; and (n) the claim of Venyu Solutions Inc. in the amount of $42,000. With one exception,1 Socius purchased the Claims pursuant to (1) Purchase Agreements executed between each Creditor and Plaintiff’s affiliate (collectively, “the Claims Purchase Agreements”) and (2) an Assignment and Assumption Agreement, dated October 13, 2010, whereby Plaintiff’s affiliate assigned the Claims Purchase Agreements to Plaintiff. In full and final settlement of the Claims, DayStar will issue and deliver to Socius or its designee 325,000 shares of Common Stock of Daystar, being approximately equal, immediately subsequent to such issuance, to 7.13% (and under no circumstance whatsoever more than 9.99%) of the total number of shares of Common Stock outstanding on the date of the Stipulation (the “Settlement Shares”), subject to adjustment as set forth below to reflect the intention of the parties that the total number of shares issued be based upon an average trading price of the Common Stock for a specified period of time subsequent to entry of this Order.

[1]	Socius purchased the claim of CoreSite Real Estate 2901 Coronado, L.L.C., fka CRP Coronado Stender, L.L.C. pursuant to a Claims Purchase Agreement between Socius and such creditor.

ORDER APPROVING SETTLEMENT OF CLAIM

3. No later than the first trading day following the date that the Court enters this Order approving the Stipulation, DayStar shall: (i) immediately issue the number of shares of Common Stock required by paragraph 2 above to Socius’ or its designees’ balance account with The Depository Trust Company (DTC) through the Fast Automated Securities Transfer (FAST) Program of DTC’s Deposit/Withdrawal Agent Commission (DWAC) system, without any restriction on transfer, time being of the essence, by transmitting via facsimile and overnight delivery such irrevocable and unconditional instruction to DayStar’s stock transfer agent, and (ii) cause its legal counsel to issue an opinion to DayStar’s transfer agent, in form and substance acceptable to both parties and such transfer agent, that the shares may be so issued (such issuance, the “Initial DWAC Issuance”, and the date upon which such issuance is complete, the “Initial DWAC Issuance Date”).

4. The total number of shares of Common Stock to be issued to Socius or its designee in connection with the Stipulation and this Order shall be adjusted on the 21st trading day following the Initial DWAC Issuance Date (the 20 trading day period following the Initial DWAC Issuance Date, the “True-Up Period”, and the 21st trading day following the Initial DWAC Issuance Date, the “True-Up Date”), as follows: (i) if the number of “VWAP Shares” (as defined below) exceeds the number of Settlement Shares, then DayStar will issue and deliver to Socius or its designee, as DWAC shares, additional shares of Common Stock equal to the difference between the number of VWAP Shares and the number of Settlement Shares, and (ii) if the number of VWAP Shares is less than the number of Settlement Shares, then Socius or its designee will return to DayStar for cancellation that number of shares as equals the difference between the number of VWAP Shares and the number of Settlement Shares issued in the Initial DWAC Issuance.

a. The number of VWAP Shares is equal to (i) $572,079.44 divided by 75% of the trading volume weighted average price as reported by Bloomberg LP (the “VWAP”) of the Common Stock over the True-Up Period, plus (ii) Socius’ legal fees, expenses and costs incurred through the True-Up Date, with the total divided by the VWAP of the Common Stock over the True-Up Period.

ORDER APPROVING SETTLEMENT OF CLAIM

b. If, at any time during the True-Up Period, the trading price of the Common Stock declines by 10% or more from the trading price on the Initial DWAC Issuance date, Socius may deliver a written notice to DayStar by facsimile or e-mail requesting that a specified number of additional shares of Common Stock be delivered and containing the calculation for the number of additional shares requested. Socius may in its sole discretion deliver one or more such notices during the True-Up Period. Within one trading day following delivery of each such notice, DayStar shall deliver to Socius or its designee, in compliance with the procedure set forth in paragraph 3 above (including, without limitation, issuance of the legal opinion to the transfer agent at DayStar’s sole cost and expense), the number of additional shares of Common Stock requested in the notice.

c. In no event shall the number of shares of Common Stock issued to Socius or its designee in connection with the settlement of the Claims, aggregated with all shares of Common Stock then owned or beneficially owned or controlled by, collectively, Socius and its affiliates, at any time exceed 9.99% of the total number of shares of Common Stock then outstanding.

5. For so long as Socius or any of its affiliates holds any shares of Common Stock of DayStar, neither Socius nor any of its affiliates will: (i) vote any shares of Common Stock owned or controlled by it, or solicit any proxies or seek to advise or influence any person with respect to any voting securities of DayStar, or (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) Socius or any of its affiliates acquiring additional securities of DayStar, alone or together with any other person, which would result in Socius and its affiliates collectively beneficially owning or controlling, or being deemed to beneficially own or control, more than 9.99% of the total outstanding Common Stock or other voting securities of DayStar, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving DayStar or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of DayStar or any of its subsidiaries, (d) any change in the present board of directors or management of DayStar, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of DayStar, (f) any other material change in DayStar’s business or corporate structure, including but not limited to, if DayStar is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in DayStar’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of DayStar by any Person, (h) causing a class of securities of DayStar to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) causing a class of equity securities of DayStar to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934 (the “Exchange Act”), or (j) taking any action, intention, plan or arrangement similar to any of those enumerated above. The provisions of this paragraph may not be modified or waived without further order of the Court.

ORDER APPROVING SETTLEMENT OF CLAIM

6. For the period of one year from True-Up Date, and regardless of whether Socius or its affiliates then hold any debt or equity securities of DayStar, Socius and its affiliates shall have the exclusive right to enter into transactions with DayStar whereby DayStar directly or indirectly issues common stock or common stock equivalents to a party in exchange for outstanding securities, claims or property interests, or partly in such exchange and partly for cash, in a transaction carried out pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended.

7. DayStar shall file a Form 8-K Report pursuant to Section 13 or Section 15(d) of the Exchange Act in connection with the issuance of shares pursuant to this Order.

8. This Order ends, finally and forever (i) any claims to payment or compensation of any kind or nature which Socius had, now has, or may assert in the future against DayStar arising out of the Claims, and (ii) any claims, including without limitation for offset or counterclaim, which DayStar had, now has, or may assert in the future against Socius arising out of the Claims. In this regard, and subject to compliance with this Order, effective upon the execution of this Order, each party hereby releases and forever discharges the other party, including all of the other party’s employees, officers, directors, affiliates and attorneys, from any and all claims, demands, obligations (fiduciary or otherwise), and causes of action, whether known or unknown, suspected or unsuspected, arising out of, connected with, or incidental to the Claims.

9. The Action (as defined in the Stipulation) is hereby dismissed with prejudice, provided that the Court shall retain jurisdiction with regard to the Claims to enforce the terms of this Order.

ORDER APPROVING SETTLEMENT OF CLAIM

10. The Stipulation and this Order may be enforced by any party to the Stipulation by a motion under California Code of Civil Procedure section 664.6, or by any procedure permitted by law in the Superior Court of Los Angeles County. Pursuant to the Stipulation, each party thereto further waives a statement of decision, and the right to appeal from this Order after entry. Except as expressly provided herein, each party shall bear its own attorney’s fees, expenses and costs with regard to the Stipulation and this Order.

IT IS SO ORDERED.

DATED: October 20, 2010	Mark V.Mooney
JUDGE OF THE SUPERIOR COURT

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ORDER APPROVING SETTLEMENT OF CLAIM